EXHIBIT 6.1

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Directors / Officers Report

Invesco Capital Markets, Inc.

Directors
---------

M. Kevin Cronin                                    Director

Steven M. Massoni                                  Director


Officers
--------

Steven M. Massoni                                  President

M. Kevin Cronin                                    Senior Vice President

Miranda O'Keefe                                    Chief Compliance Officer

Annette J. Lege                                    Chief Financial Officer

Tara Jones Baker                                   Vice President, Syndicate and Underwriting

Alan E. Erickson                                   Vice President, Product Development

Steven M. Heite                                    Vice President, Operations

Richard Ralph Hoffman                              Vice President

Zahedul Hoque                                      Vice President, Product Development

Timothy M. O'Reilly                                Vice President, Portfolio and Inventory Management

Thomas J. Sauerborn                                Vice President, Operations

John C. Schorle                                    Vice President, Research

John F. Tierney                                    Vice President

Mark W. Gregson                                    Financial and Operations Principal

John M. Zerr                                       Secretary

John M. Zerr                                       General Counsel

Annette J. Lege                                    Treasurer

Veronica Castillo                                  Assistant Secretary

Peter Davidson                                     Assistant Secretary

Christopher B. Fischer                             Assistant Secretary

Seba P. Kurian                                     Assistant Secretary

Robert Morrison                                    Assistant Secretary

Elizabeth Nelson                                   Assistant Secretary

Stephen R. Rimes                                   Assistant Secretary

Melanie Ringold                                    Assistant Secretary

Laurence J. Althoff                                Executive Director, Administration/Support

Matthew T. Baker                                   Executive Director, Business Development

Craig S. Falduto                                   Executive Director, Research

Brian Christopher Hartigan                         Executive Director, Product Development

Michael J. Magee                                   Executive Director, Portfolio and Inventory
                                                   Management

John Thaddeaus Moser                               Executive Director, Marketing

John M. Walsh                                      Executive Director, Business Development

Crissie Wisdom                                     Anti-Money Laundering Compliance Officer

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